UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 27, 2012, as part of a settlement of an investigation into improper payments made to a customer, FalconStor Software, Inc. (the “Company”), entered into a Deferred Prosecution Agreement (the “DPA”) with the United States Attorney’s Office for the Eastern District of New York (“USAO”).

Under the DPA, the USAO agrees that it will defer prosecution of the Company in connection with the matter, and ultimately not prosecute the Company if the Company satisfies its obligations during the 18 month term of the DPA.    Under the DPA, the Company will forfeit $2.9 million to the United States.  The Company must pay $1.16 million to the United States no later than July 27, 2012, and an additional $1.74 million to the United States no later than December 27, 2013.

The Company simultaneously entered into a settlement with the Securities and Exchange Commission (“SEC”).  The Company agreed with the SEC to the entry of a Consent Judgment (CJ) to settle a civil action filed by the SEC.  Pursuant to the CJ, the Company agreed not to violate the anti-fraud and registration provisions of Sections 17(a)(2), 5(a) and 5(c) of the Securities Act of 1933, and the books and records provisions of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended.  The Company further agreed to pay a civil penalty of $2.9 million to the SEC payable within ten days of entry of the CJ.

Item 8.01.	Other Information

On June 27, 2012, the Company issues a press release announcing the settlements described in Item 1.01. These parallel settlements resolve the government’s investigations into improper payments made to a FalconStor customer. The agreed-upon payments to settle these investigations total $5.8 million, for which the Company has previously reserved within its consolidated financial statements.

The DPA acknowledges the remedial actions taken by the Company in response to its discovery of the improper payments and does not require the Company to make any additional control or compliance changes.  Under the DPA, the Company will forfeit $2.9 million over eighteen months, of the $5.8 million combined settlement payments.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Acting Chief Financial Officer, Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated June 27, 2012.